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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported):
                       January 27, 1999 (January 8, 1999)


                            TIER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



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
         California                          000-23195                             94-3145844
(State or other jurisdiction of             (Commission                 (IRS Employer Identification No.)
       incorporation)                       File Number)

   1350 Treat Boulevard, Suite 250                                                   94596
      Walnut Creek, California                                                     (Zip Code)
(Address of principal executive offices)

                                         (925) 937-3950
                      (Registrant's telephone number, including area code)
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Item 5.  Other Events.

Acquisition of ADC Consultants Pty Limited

       On January 8, 1999, Tier Technologies, Inc., a California corporation (the "Company"), closed the acquisition of 100% of the capital stock of ADC Consultants Pty Limited ("ADC"), a company organized under the laws of the Commonwealth of Australia and in the business of providing data management services, for a total initial consideration of approximately $3.8 million (AUD) (approximately $2.3 million at exchange rates in effect at the time of execution of the agreement). Up to an additional $3.2 million (AUD) (approximately $2.0 million at exchange rates in effect at the time of execution of the agreement) may be paid to ADC in cash and in shares of the Company's Class B Common Stock based on the achievement of performance targets over the next three years. The purchase was effective as of January 1, 1999 and the purchase price was determined by arms-length negotiations between representatives of the Company and ADC. The funds used and to be used by the Company in connection with the acquisition are from Registrant's working capital. The Company intends to continue to use the acquired assets for the same general purposes as ADC.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               TIER TECHNOLOGIES, INC.



                               By:  /s/ George K. Ross
                                  --------------------------------
                                   George K. Ross
                                   Executive Vice President and
                                   Chief Financial Officer


Date:  January 25, 1999

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